Exhibit 23.2

CONSENT OF CROWE, CHIZEK AND COMPANY LLP

We consent to the incorporation by reference in the Post-Effective Amendment No. 2 to Registration Statement No. 333-11355 of MITY Enterprises, Inc. on Form S-8 of our report dated June 23, 2000, included in the Annual Report on Form 10-K of MITY Enterprises, Inc. for the year ended March 31, 2001.

Crowe, Chizek and Company LLP

Elkhart, Indiana

June 22, 2000